UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 17, 2012

WRIGHT EXPRESS CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	001-32426	01-0526993
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

97 Darling Avenue, South Portland, ME	04106
Address of principal executive offices	Zip Code

Registrant's telephone number, including area code	(207) 773-8171

(Former name or former address if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 17, 2012, Wright Express Corporation (the "Company") purchased put option contracts and sold call option contracts, designed to be a costless collar, on the retail price of diesel fuel and the wholesale price of gasoline with Merrill Lynch Commodities, Inc. (collectively, the "Contracts"). The Contracts have an aggregate notional amount of 6,728,619 gallons of gasoline and diesel fuel and will expire on a monthly basis during the last two quarters of 2013 and the first quarter of 2014.  The settlement of the Contracts is based upon the New York Mercantile Exchange’s New York Harbor Reformulated Gasoline Blendstock for Oxygen Blending and the U.S. Department of Energy's weekly retail on-highway diesel fuel price for the month.  The Contracts lock in a weighted average retail floor price of approximately $3.41 per gallon and a weighted average retail ceiling price of approximately $3.47 per gallon.

On September 21, 2012, the Company issued a press release announcing these transactions.

Item 8.01 Other Events.

On September 21, 2012, the Company issued a press release entitled "Wright Express Extends Its Fuel-Price Risk Management Program and Announces Changes to the Program." A copy of the press release is furnished as exhibit 99.1 and is incorporated by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Wright Express Corporation dated September 21, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRIGHT EXPRESS CORPORATION

Date: September 21, 2012	By:	/s/ Steven A. Elder
Steven A. Elder Senior Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)

WRIGHT EXPRESS CORPORATION
CURRENT REPORT ON FORM 8-K
Report Dated September 17, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Press release of Wright Express Corporation dated September 21, 2012

*	Indicates that exhibit is filed with this report.